OCM MUTUAL FUND

                                 SARBANES-OXLEY
              CODE OF ETHICS FOR THE PRINCIPAL EXECUTIVE OFFICER,
          PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER

                           (ADOPTED JANUARY 27, 2010)

2.G(3) CODE OF ETHICS - PRINCIPAL EXECUTIVE AND SENIOR OFFICERS

THE ATTACHED CODE OF ETHICS FOR SENIOR OFFICERS (THIS "CODE") FOR THE FUND APPLIES TO THE FUND'S PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER (THE "COVERED OFFICERS") FOR THE PURPOSE OF PROMOTING:

     o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC and in other public communications made by the Fund;

     o  compliance with applicable laws and governmental rules and regulations;

     o the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

     o  accountability for adherence to this Code.


     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

     Annually each Covered Officer signs a certification documenting his adherence with the Code.



                    RESPONSIBLE PARTIES/COMPLIANCE PROCESS:
                   Trustees/Officers/Chief Compliance Officer


               [CODE OF ETHICS FOR SENIOR OFFICERS WHICH FOLLOWS]

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                                OCM MUTUAL FUND
                       CODE OF ETHICS FOR SENIOR OFFICERS


PREAMBLE

Section 406 of the Sarbanes-Oxley Act of 2002 directs that rules be adopted disclosing whether a company has a code of ethics for senior financial officers. The U.S. Securities and Exchange Commission (the "SEC") has adopted rules requiring annual disclosure of an investment company's code of ethics applicable to the company's principal executive as well as principal financial officers, if such a code has been adopted. In response, OCM Mutual Fund (the "Fund") has adopted this Code of Ethics (the "Code").

STATEMENT OF POLICY

     It is the obligation of the senior officers of the Fund to provide full, fair, timely and comprehensible disclosure--financial and otherwise--to Fund shareholders, regulatory authorities and the general public. In fulfilling that obligation, senior officers must act ethically, honestly and diligently. This Code is intended to enunciate guidelines to be followed by persons who serve the Fund in senior officer positions. No Code of Ethics can address every situation that a senior officer might face; however, as a guiding principle, senior officers should strive to implement the spirit as well as the letter of applicable laws, rules and regulations, and to provide the type of clear and complete disclosure and information Fund shareholders have a right to expect.

     The purpose of this Code of Ethics is to promote high standards of ethical conduct by Covered Persons (as defined below) in their capacities as officers of the Fund, to instruct them as to what is considered to be inappropriate and unacceptable conduct or activities for officers and to prohibit such conduct or activities. This Code supplements other policies that the Fund and the Adviser have adopted or may adopt in the future with which Fund officers are also required to comply (e.g., code of ethics relating to personal trading and conduct).

COVERED PERSONS

     This Code of Ethics applies to those persons appointed by the Fund's Board of Trustees as Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer, or persons performing similar functions.

PROMOTION OF HONEST AND ETHICAL CONDUCT

     In serving as an officer of the Fund, each Covered Person must maintain high standards of honesty and ethical conduct and must encourage his colleagues who provide services to the Fund, whether directly or indirectly, to do the same.

     Each Covered Person understands that as an officer of the Fund, he has a duty to act in the best interests of the Fund and their shareholders. The interests of the Covered Person's personal interests should not be allowed to compromise the Covered Person from fulfilling his duties as an officer of the Fund.

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     If a Covered Person believes that his personal interests are likely to materially compromise his objectivity or his ability to perform the duties of his role as an officer of the Fund, he should consult with the Fund' chief legal officer or outside counsel. Under appropriate circumstances, a Covered Person should also consider whether to present the matter to the Trustees of the Fund or a committee thereof.

     No Covered Person shall suggest that any person providing, or soliciting to be retained to provide, services to the Fund give a gift or an economic benefit of any kind to him in connection with the person's retention or the provision of services.

PROMOTION OF FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

     No Covered Person shall create or further the creation of false or misleading information in any SEC filing or report to Fund' shareholders. No Covered Person shall conceal or fail to disclose information within the Covered Person's possession legally required to be disclosed or necessary to make the disclosure made not misleading. If a Covered Person shall become aware that information filed with the SEC or made available to the public contains any false or misleading information or omits to disclose necessary information, he shall promptly report it to Fund counsel, who shall advise such Covered Person whether corrective action is necessary or appropriate.

      Each Covered Person, consistent with his responsibilities, shall exercise appropriate supervision over, and shall assist Fund service providers in developing financial information and other disclosure that complies with relevant law and presents information in a clear, comprehensible and complete manner. Each Covered Person shall use his best efforts within his area of expertise to assure that Fund reports reveal, rather than conceal, the Fund's financial condition.

     Each Covered Person shall seek to obtain additional resources if he believes that available resources are inadequate to enable the Fund to provide full, fair and accurate financial information and other disclosure to regulators and Fund shareholders.

     Each Covered Person shall inquire of other Fund officers and service providers, as appropriate, to assure that information provided is accurate and complete and presented in an understandable format using comprehensible language.

     Each Covered Person shall diligently perform his services to the Fund, so that information can be gathered and assessed early enough to facilitate timely filings and issuance of reports and required certifications.

PROMOTION OF COMPLIANCE WITH APPLICABLE GOVERNMENT LAWS, RULES AND REGULATIONS

     Each Covered Person shall become and remain knowledgeable concerning the laws and regulations relating to the Fund and its operations and shall act with competence and due care in serving as an officer of the Fund. Each Covered Person with specific responsibility for financial statement disclosure will become and remain knowledgeable concerning relevant auditing standards, generally accepted accounting principles, FASB pronouncements and other accounting and tax literature and developments.

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     Each Covered Person shall devote sufficient time to fulfilling his responsibilities to the Fund.

     Each Covered Person shall cooperate with the Fund's independent auditor, regulatory agencies and internal auditors in their review or inspection of the Fund and their operations.

     No Covered Person shall knowingly violate any law or regulation relating to the Fund or its operations or seek to illegally circumvent any such law or regulation.

     No Covered Person shall engage in any conduct involving dishonesty, fraud, deceit or misrepresentation involving the Fund or their operations.

PROMOTING PROMPT INTERNAL REPORTING OF VIOLATIONS

     Each Covered Person shall promptly report his own violations of this Code and violations by other Covered Persons of which he is aware to the Chairman of the Fund's Audit Committee.

     Any requests for a waiver from or an amendment to this Code shall be made to the Chairman of the Fund's Audit Committee. All waivers and amendments shall be disclosed as required by law.

SANCTIONS

     Failure to comply with this Code will subject the violator to appropriate sanctions, which will vary based on the nature and severity of the violation. Such sanctions may include censure, suspension or termination of position as an officer of the Fund. Sanctions shall be imposed by the Fund's Audit Committee, subject to review by the entire Board of Trustees of the Fund.

     Each Covered Person shall be required to certify annually whether he has complied with this Code.

NO RIGHTS CREATED

     This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern the Fund's senior officers in the conduct of the Fund's business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.


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RECORDKEEPING

     The Fund will maintain and preserve for a period of not less than six (6) years from the date such action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Board
(1) that provided the basis for any amendment or waiver to this Code and (2) relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Board.

AMENDMENTS

     The Trustees will make and approve such changes to this Code of Ethics as they deem necessary or appropriate to effectuate the purposes of this Code.

Dated: ______________________







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                       CODE OF ETHICS FOR SENIOR OFFICERS

I HEREBY CERTIFY THAT:

     (1) I have read and I understand the Code of Ethics for Senior Officers adopted by the OCM Mutual Fund (the "Code of Ethics");

     (2)  I recognize that I am subject to the Code of Ethics;

     (3) I have complied with the requirements of the Code of Ethics during the period year ended ___________; and

     (4) I have reported all violations of the Code of Ethics required to be reported pursuant to the requirements of the Code during the period ended ____________.

     Set forth below exceptions to items (3) and (4), if any:


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Name: _________________

Date: _________________